EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-100176, 333-100177, 333-123855, and 333-190341 of Georgia-Carolina Bancshares, Inc. on Form S-8 of our report dated March 7, 2014, with respect to the consolidated financial statements of Georgia-Carolina Bancshares, Inc. as of December 31, 2013 and December 31, 2012 and for each of the years in the two year period ended December 31, 2013, which appears in this Annual Report on Form 10-K of Georgia-Carolina Bancshares, Inc.

/s/     Crowe Horwath LLP

Atlanta, Georgia

March 7, 2014